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                                                                    EXHIBIT 1.1

                                1,600,000 SHARES

                           LORECOM TECHNOLOGIES, INC.
                           (an Oklahoma corporation)

                          (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                                August __, 1999

CAPITAL WEST SECURITIES, INC.
211 N. Robinson, Suite 200
One Leadership Square
Oklahoma City, Oklahoma 73102

Ladies/Gentlemen:

         LORECOM Technologies, Inc., an Oklahoma corporation (the "Company"), hereby confirms its agreement with Capital West Securities, Inc. ("Capital West") as representative of the several underwriters named in Schedule A hereto (herein collectively called the "Underwriters") as follows:

         1. DESCRIPTION OF SHARES. The Company proposes to issue and sell 1,600,000 shares (the "Firm Shares") of its authorized and unissued common stock, par value $0.01 per share (the "Common Stock") to the Underwriters upon the terms and subject to the conditions set forth herein. The Company also proposes to grant to the Underwriters an option to purchase, for the sole purpose of covering over-allotments in connection with the sale of Firm Shares, an aggregate of up to 240,000 additional shares ("Option Shares") of Common Stock upon the terms and subject to the conditions set forth herein and as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock of the Company, including the Shares, are hereinafter referred to as "Common Stock."

         2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. Unless otherwise indicated or the context otherwise requires, references to the "Company" in this Section 2 are references to LORECOM Technologies, Inc., an Oklahoma corporation. The Company represents and warrants to and agrees with the Underwriters, as follows:

            (a) A registration statement on Form SB-2 (File No. 333-76451) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement and such amended prospectuses subject to completion, as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement and such amended prospectuses subject to completion, as may hereafter be required. The Company meets the requirements for use of a Registration Statement on Form SB-2. Copies of such



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registration statement and any amendments and of each related prospectus subject to completion have been delivered to you.

            If the registration statement has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement has not been declared effective under the Act by the Commission, the Company will prepare and promptly file a further amendment to the registration statement, including a final form of prospectus. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations), except that after the effective date of the Registration Statement if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up, to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendments or supplements thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph shall apply to information contained in or omitted from the Registration

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Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for inclusion therein.

            (c) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be.

            (d) The Company and each of its Subsidiaries (as such term is defined in Rule 405 under the Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as a whole; each of the Company and its Subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, Federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor its Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract, joint venture, or other agreement or instrument to which it is a party or by which its property is bound or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental agency or body or court, domestic or foreign, of which it has knowledge except such failures to comply as would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries considered as a whole.

            (e) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement and the Warrant Agreement (the "Warrant Agreement") by and between the Company and the Underwriters have been duly authorized, executed and delivered by the Company and are valid and binding agreements on the part of the Company, enforceable in accordance with their respective terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles; the performance of this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract, joint venture or other agreement or instrument to which the Company is a party or by which the property of the Company is bound including any licenses from third parties, or (ii) the Certificate of Incorporation and Bylaws of the Company, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government or governmental agency or body

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or court, domestic or foreign, having jurisdiction over the Company or over the properties of the Company, except for breaches, violations or defaults that individually or in the aggregate, would not have a material adverse effect on the Company; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required under the Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

            (f) Except as disclosed in the Registration Statement or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries which (i) is required to be disclosed in the Registration Statement or the Prospectus or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof; or (ii) which might be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the Company's business, could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business properties of the Company and its Subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or its Subsidiaries which are required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, by the Act or by the Rules and Regulations which have not been accurately described in all material respects and filed as exhibits to the Registration Statement. To the best of the Company's knowledge, the contracts so described in the Prospectus are in full force and effect on the date hereof, and neither the Company nor its Subsidiaries is in breach of or default under, and to the Company's knowledge, no other party is in material breach of or material default under, any of such contracts.

            (g) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all Federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make claim is barred by the applicable statute of limitations), and the authorized and outstanding capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Shares and the Option Shares to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by

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the Company against payment therefor in accordance with the terms of this
Agreement, will be duly and validly issued and fully paid and nonassessable; the shares of Common Stock issuable under the warrant (the "Underwriters' Warrant") to be granted to the Underwriters under the Warrant Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement, will be duly and validly issued and fully paid and nonassessable; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares, Option Shares or shares of Common Stock issuable under the Underwriters' Warrant or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Exchange Act or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company (including the notes thereto) included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The shares of Common Stock reserved for issuance upon exercise of the Company's outstanding options and warrants have been duly and validly authorized and are sufficient in number to meet the exercise requirements of such options.


            (h) Deloitte & Touche LLP, which has examined the financial statements (together with related schedules and notes) of the Company filed with the Commission as a part of the Registration Statement and which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information (other than pro forma information), forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements, together with the related schedules and notes, and the unaudited financial information (other than pro forma information), filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled from the audited and unaudited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.


            (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the business, properties, operations, condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company, (iii) there has been no obligation that is material to the Company, direct or contingent, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (iv) there has been no change in the capital stock of the Company, (v) except for amounts

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loaned by an affiliate of Ricky Naylor to the Company prior to the date of this
Agreement, there has been no change in the outstanding indebtedness of the Company which is material to the Company, (vi) there has been no dividend or distribution of any kind declared, paid or made by the Company on behalf of any class of its respective capital stock, (vii) there has been no redemption, purchase or acquisition or agreement to redeem, purchase or acquire shares of Common Stock of the Company, or (viii) to the knowledge of the Company, there has been no change in any Federal, state, or other laws, rules, or regulations (or interpretations thereof) applicable to the business of the Company that would have a material adverse effect on the Company, and, to the knowledge of the Company, no such change is pending other than as described in the Prospectus.

            (j) Except as described in the Prospectus, (i) the Company and its Subsidiaries have good title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions of any kind, except those described in the Prospectus, or those not material, singly or in the aggregate, to the business of the Company and its Subsidiaries considered as a whole, (ii) the agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles, and (iii) the Company has valid and enforceable leases for the properties described in the Prospectus as leased by it except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

            (k) All Federal, state, local and foreign tax returns required to be filed by the Company or its Subsidiaries in any jurisdiction have been filed, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 2(g) above in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

            (l) No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

            (m) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in

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


connection with the business now operated by them and neither the Company nor its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

            (n) Except as set forth in the Prospectus, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

            (o) The Common Stock has been approved for quotation on the American Stock Exchange subject to official notice of issuance.

            (p) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

            (q) Except as otherwise agreed by Capital West or as disclosed in the Prospectus, the Company has not distributed and will not distribute prior to the Closing Date or on any date on which Option Shares are to be purchased, as the case may be, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and other materials permitted by the Act.

            (r) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any Federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (s) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. The Company has not effected any sales of securities required to be disclosed in Item 26 of Form SB-2 under the Act, other than as disclosed in the Registration Statement.

            (t) Each officer and director of the Company, shareholders acquiring Common Stock in exchange for their stock in the interconnect partners identified in the Registration Statement and each beneficial owner of at least 5% of the outstanding shares of Common Stock and options and warrants to purchase Common Stock outstanding prior to the effective date of the Registration

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


Statement have agreed in writing that such persons will not, for a period expiring 12 months after the effective date of the Registration Statement, offer to sell, contract to sell, sell short, or otherwise sell or dispose of any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of the Common Stock owned directly by such person or with respect to which such person has the power of disposition otherwise than
(i) as a gift or gifts, provided the donee or donees thereof agree to be bound by this restriction or (ii) with the prior written consent of Capital West. Messrs. Ricky Naylor, Larry Travis and each officer and director shall be subject to a two (2) year lock-up.

            (u) Except as described in the Registration Statement, (i) neither the Company nor its Subsidiaries is in violation of any Federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Environmental Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Materials (collectively, the "Environmental Laws"), except such violations as would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, and (ii) to the best of the Company's knowledge, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its Subsidiaries relating to any Environmental Materials or the violation of any Environmental Laws, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

            (v) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States and to maintain asset accountability; (iii) access to bank accounts is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus. Neither the Company nor any employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets, or received any funds, assets or personal benefit in violation of any law, rule or regulation.

            (x) On the Closing Date and upon delivery of the Option Shares, as applicable, all transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to the Underwriters will have been paid.

            (y) The Company does not currently have and has never had any pension plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (z) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) An Act Relating to Disclosure of Doing Business with Cuba (the "Cuba Act"), and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business in Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            (aa) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            (bb) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by the Underwriting Agreement.

            (cc) The Company and each subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged.

         3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, respectively, at a purchase price per share of $[PRICE PER SHARE] per Share, the number of Shares set forth in Schedule A hereto (subject to adjustment as provided in Section 10).

            Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the Underwriters by certified or official bank check in next day funds or by wire transfer, payable to the order of the Company at the offices of Capital West Securities, Inc., 211 N. Robinson, Suite 200, One Leadership Square, Oklahoma City, Oklahoma 73102, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:30 a.m. on the fourth business day following the first day that Shares are traded (or at such time and date to which payments and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date." The certificates for the Firm Shares to be so delivered will be made available to you at such office or at such other location as you may reasonably request for checking at least one business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two business days prior to the Closing Date. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at Depository Trust Company designated by the Underwriters.

            It is understood that Capital West, individually and not as representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by Capital West prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by Capital West shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

            After the Registration Statement becomes effective, the several Underwriters intend to offer the Firm Shares to the public as set forth in the Prospectus.

            The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the Underwriters, represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

         4. FURTHER COVENANTS OF THE COMPANY. The Company covenants with the several Underwriters as follows:

            (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act, the Rules and Regulations thereunder and the provisions of this Agreement.

            (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

            (c) The Company will cooperate with the Underwriters and Underwriters' counsel in connection with their efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

            (d) The Company will furnish you, as soon as available, copies of the Registration Statement (three of which will be signed and include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

            (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve-month period beginning after the effective date of the Registration Statement.

            (f) As long as the Company is a reporting company under the Exchange Act, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and for a period of five years after the effective date of the Registration Statement, the Company will furnish to the several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent accountants; (iii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (v) every material press release and every material news item or article in respect of the Company or its affairs which was released or prepared by the Company (excluding, in each case customary product-related press releases and articles); and (vi) any additional information of a public nature concerning the Company, or its business which you may reasonably request. During such five-year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its Subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated. For a period of five years from the date of the Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as available, a copy of each report of the Company mailed to holders of the Common Stock or publicly filed with the Commission or any automated quotation system or national securities exchange on which any class of securities of the Company is listed.

            (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

            (i) The Company shall comply with all provisions of all undertakings contained in the Registration Statement.

            (j) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement under Section 11(a), the Company will reimburse the several Underwriters for all out-of-pocket accountable expenses (including fees and disbursements of counsel for the several Underwriters) actually incurred by the Underwriters in investigating, preparing to market or marketing the Shares.

            (k) If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

            (l) For a period of 180 days after the date of this Agreement, without the prior written consent of Capital West, the Company shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, contract of sale or other disposition of), any shares of Common Stock or any other shares of capital stock of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, shares of Common Stock or any other shares of capital stock of the Company, or any interest in the Common Stock (including derivative interests) other than the Company's issuance and sale of Shares in accordance with the Underwriting Agreement, and the issuance of stock options under, or the issuance of Common Stock upon the exercise of stock options granted under, any stock option plan described in the Prospectuses.

            (m) During a period of 90 days from the effective date of the Registration Statement, the Company will not file a registration statement registering shares under any employee benefit plan.

            (n) On the Closing Date the Company will sell to you, for $.001 per share of Common Stock covered by each warrant, the Underwriters' Warrants to purchase one share of Common Stock of the Company for each ten shares of the Company's Common Stock which have been sold (or purchased by the Underwriters), excluding any over-allotment shares, as set forth in the Prospectus. The Underwriters' Warrants shall have the terms and be in the form filed as an exhibit to the Registration Statement. At any time during the period commencing 12 months and ending five years after the effective date of the offering and at the written request of the then holders of 51% of the Underwriters' Warrants and the Common Stock of the Company issued upon the exercise of the Underwriters' Warrants, and on one occasion, the Company will file with the Commission and process to effectiveness a registration statement covering not less than 51% of the shares of the Common Stock of the Company issuable and/or issued upon the exercise of the Underwriters' Warrants. The Company must file a registration statement only if the shares of Common Stock issuable under the Underwriters' Warrants cannot be sold without registration under Rule 144 promulgated under the Act. The Company agrees to use its commercially reasonable best efforts to cause the filing to become effective. The costs of the filing of such registration statement including but not limited to, legal (including legal fees relating to clearance in the various states, limited however to such states as may be reasonably requested), accounting and printing fees, shall be borne by the Company but the Company shall not be responsible for the cost of any separate counsel to review the registration statement on behalf of or to advise the selling stockholders and shall not be responsible for the payment of any underwriting discount or commissions with respect to such sale. Such registration statement shall comply with any undertaking applicable to such shares. If the Company otherwise than upon the request of the owners of the Underwriters' Warrants or the shares of Common Stock issuable upon the exercise thereof files a registration statement under the Act with respect to any of its securities at any time (other than on Form S-4, S-8, or any other form that does not provide for resales by selling security holders), the Company will give such persons 30 days' notice of its intention to do so, and at their written request given within 10 days of the receipt of such notice, will include in such registration statement such number of such Shares as they may specify, all at no cost to them (except for underwriting discounts and the fees and expenses of counsel to such holders). In connection with any such registration statement covering all or a part of such shares, the Company agrees that it will covenant with the owners of such shares with respect to such shares and the offering thereof, in customary form substantially to the effect contained in this Section 4. If the offering pursuant to any registration statement provided for herein is made through Underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters in which the Company and the underwriters and each person who controls such underwriters within the meaning of the Act grant to each other customary reciprocal indemnities against liabilities under the Act.

            (o) As long as the Company is a reporting company under the Exchange Act, the Company will comply with the Act, the Exchange Act, the rules and regulations of the NASD and applicable state securities or Blue Sky laws so as to permit the continuance of sales and dealings in the Common Stock under the Act, the Exchange Act, the rules and regulations of the NASD, and applicable state securities or Blue Sky laws, including the filing with the NASD and the Commission of all reports required to be filed pursuant to the applicable provisions of the rules and regulations of the NASD, the Act, and the Exchange Act, and will deliver to the holders of the Common Stock all reports required to be provided to such holders pursuant to the applicable provisions of the rules and regulations of the NASD, the Act, the Exchange Act, and applicable state securities or Blue Sky laws.

            (p) For the one (1) year period from the Closing Date, Capital West shall have the right to designate an observer, who shall be entitled to attend all meetings of the Board of Directors and receive all correspondence and communications sent by the Company to the members of the Board of Directors.

         5. EXPENSES.

            (a) The Company agrees with each Underwriter that the Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the Underwriters, including transfer taxes, if any, and the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; and all postage costs incurred in connection with the qualification of the Shares under the laws of such jurisdictions as you may designate; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

            (b) Capital West shall be entitled to receive from the Company, for itself and not as representative of the Underwriters, a nonaccountable expense allowance equal to two percent (2%) of the aggregate public offering price of Shares sold to the Underwriters in connection with the Offering (out of which the Capital West shall pay all filing fees, expenses and disbursements, except for postage costs, incurred in connection with the qualification of the Shares under the laws of such jurisdictions as you may designate including fees and expenses of Underwriters' counsel), reduced by any amounts advanced by the Company to Capital West pursuant to the terms of the Letter of Intent. Capital West shall be entitled to withhold this allowance on the Closing Date.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased (the "Option Closing Date"), as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof, or with the consent of the Underwriters, at a later time and date, not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations. Qualification under the securities laws of such states as you may deem necessary to the success of the underwriting of the issue and sale of the Shares upon the terms and conditions set forth in this Agreement or contemplated by this Agreement and containing no provisions unacceptable to you will have been secured, and no stop order (or the equivalent thereof) will be in effect denying or suspending effectiveness of such qualification, nor will any stop order proceedings

(or the equivalent thereof) with respect thereto be instituted or pending or threatened under such laws.

            (b) At the Closing Date and the Option Closing Date, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            (c) There shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change in the condition (financial or otherwise), earnings, operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus, and the Underwriters shall have received a certificate of the President or Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any Blue Sky jurisdiction.

            (d) At the Closing Date the Underwriters shall have received:

                (1) The opinion, dated as of the Closing Date of McAfee & Taft, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma.

                (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares or the Option Shares, as the case may be, to be issued and sold by it hereunder.

                (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Oklahoma, and to the best of its knowledge and based upon the representations of the officers of the Company is not required to be qualified to do business as a foreign corporation in any other jurisdiction.

                (iv) At the Closing Date, after giving effect to the sale of the Firm Shares, the authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right contained in the Certificate of Incorporation or Bylaws of the Company or, to such counsel's knowledge, any co-sale right, registration right, right of first refusal or other similar right (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitation).

                (v) The Firm Shares and the Option Shares, as the case may be, to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, and will not be issued in violation of any preemptive right under the Certificate of Incorporation or Bylaws of the Company or, to such counsel's knowledge, any co-sale right, right of first refusal or other similar right and the stockholders of the Company have no preemptive right under the Certificate of Incorporation or Bylaws of the Company or, to such counsel's knowledge, other rights to purchase any of the Shares; the shares of Common Stock reserved for issuance upon the exercise of the Underwriters' Warrants have been duly and validly authorized and are sufficient in number to meet the exercise requirements thereof, and such shares of Common Stock, when issued upon exercise, will be duly and validly issued, fully paid (assuming exercise in accordance with the Warrant Agreement and receipt by the Company of the exercise price thereof) and nonassessable; the stockholders of the Company have no preemptive right under the Certificate of Incorporation or Bylaws of the Company or, to such counsel's knowledge, other rights to purchase any of the Shares; and the shares of Common Stock reserved for issuance upon the exercise of the Company's outstanding options have been duly and validly authorized and are sufficient in number to meet the exercise requirements of such options, and such shares of Common Stock, when issued upon exercise, will be duly and validly issued, fully paid (assuming exercise in accordance with the governing instruments therefor and receipt by the Company of the exercise price thereof) and nonassessable.

                (vi) The issuance of the Shares to be purchased hereunder is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise.

                (vii) Each Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct it business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in the State of Oklahoma, and to the best of its knowledge and based upon the representations of the officers of the Company any Subsidiary is not required to be qualified to do business as a foreign corporation in any other jurisdiction; all of the issued and outstanding capital stock of such Subsidiary have been duly authorized and validly issued, is fully paid and nonassessable and, to the best of their knowledge and information, is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                (viii) This Agreement and the Warrant Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the Underwriters, are valid and binding agreements of the Company, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or any general equitable principles;

                (ix) The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor have been initiated or are pending or threatened by the Commission.

                (x) The Registration Statement, Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations.

                (xi) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Securities";

                (xii) The information in the Prospectus under the caption "Description of Securities" to the extent that they constitute matters of law or legal conclusions, has been reviewed by such counsel and accurately and fairly summarizes in such counsel's opinion the matters described therein and to the knowledge of such counsel, there are no outstanding options, warrants, convertible securities, or other rights to acquire from the Company any capital stock, except as described in the Registration Statement; in addition, the forms of certificates evidencing the Company stock comply with Oklahoma law;

                (xiii) To the best of their knowledge and information, except as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or its Subsidiaries is a party, or to which the property of the Company or its Subsidiaries is subject, before or brought by any court or government agency or body, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; and all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                (xiv) The information in the Prospectus under the captions "Business - Legal Proceedings" and "- Property", "Certain Relationships and Related Transactions" and "Description of Common Stock" in the Prospectus and Items 24 and 26 of Part II of the Registration Statement to the extent that such items constitute matter of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects, and there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or its Subsidiaries that are required to be described in the Prospectus are not described as required by the Act or the applicable Rules and Regulations.

                (xv) All descriptions in the Prospectus of contracts and other documents in the Prospectus are accurate in all material respects; to the best of their knowledge and information, there are no agreements, no contracts, indentures, mortgages, loan agreements, notes, leases or other instrument required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and to the best of counsel's knowledge and information, the Company is not in default in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed as exhibits thereto.

                (xvi) No authorization, approval, consent or order of any court or governmental authority or agency (other than under the Act or the Rules and Regulations, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states) is required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance or sale of the Shares to the Underwriters; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company has knowledge and to which the Company or its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, or any applicable law, administrative regulation or court decree, provided, however, no opinion need be rendered concerning state securities or Blue Sky laws.

                (xvii) To the best of such counsel's knowledge and information, with the exception of the Underwriters' Warrants, no holder of any security of the Company has any right to require registration of any shares of Common Stock or any other security of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have included securities in the Registration Statement pursuant to the exercise of such rights.

                (xviii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                (xix) To the best of such counsel's knowledge and information, neither the Company nor its Subsidiaries are in violation of their charter or by-laws.

            In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including with limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

            In addition to their opinion required by subsection (d)(1) of this Section, McAfee & Taft shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the effective date of the Registration Statement (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus declared effective by the Commission, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such statement may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as otherwise expressly provided in such opinion, and such counsel need express no opinion or belief as to the financial statements, schedules, and other financial or statistical data included in the Registration Statement or Prospectus.

                (2) The opinion, dated as of Closing Date, of Robertson & Williams, Inc., counsel for the Underwriters, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such papers, opinions and information as they request to enable them to pass upon such matters.

            (e) At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that:

                (1) they are independent public accountants with respect to the Company, those companies identified in the Prospectus as having been audited by them for the periods shown and their Subsidiaries within the meaning of the Act and the Rules and Regulations;

                (2) it is their opinion that the consolidated balance sheet included in the Registration Statement and covered by their opinion therein complies as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                (3) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that, at a specified date not more than three days prior to the date of this Agreement, (A) the unaudited consolidated balance sheet of the Company and its Subsidiaries included in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or (B) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the combined long term debt of the Company and its Subsidiaries or any decrease in combined net current assets or net assets as compared with the amounts shown in the December 31, 1998 balance sheet included in the Registration Statement or, during the period from December 31, 1998 to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in combined revenues, net income or net income per share of the Company and its Subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur;

                (4) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (3) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, those companies identified in the Prospectus as having been audited by them for the periods shown and its Subsidiaries identified in such letter; and

                (5) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-B and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 402 of Regulation S-B.

            (f) At the Closing Date, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three days prior to the Closing Date and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (4) of subsection (e) of this Section 6 with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (4).

            (g) At the time of the execution of this Agreement, the Underwriters shall have received from Saxon & Knoll, P.C. a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that:

                (1) they are independent public accountants with respect to those companies identified in the Prospectus as having been audited by them for the periods shown and any Subsidiaries within the meaning of the Act and the Rules and Regulations;

                (2) it is their opinion that the consolidated balance sheet included in the Registration Statement and covered by their opinion therein complies as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                (3) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that, at a specified date not more than three days prior to the date of this Agreement, (A) the unaudited consolidated balance sheet of those companies identified in the Prospectus as having been audited by them for the periods shown included in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or (B) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of said companies or any increase in the combined long term debt of said companies or any decrease in combined net current assets or net assets as compared with the amounts shown in the December 31, 1998 balance sheet included in the Registration Statement or, during the period from December 31, 1998 to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in combined revenues, net income or net income per share of tho companies, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur;

                (4) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (3) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of those companies identified in such letter; and

                (5) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-B and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 402 of Regulation S-B.

            (h) At the Closing Date, the Underwriters shall have received from Saxon & Knoll, P.C. a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three days prior to the Closing Date and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (4) of subsection (e) of this Section 6 with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (4).

            (i) At the time of the execution of this Agreement, the Underwriters shall have received from Hunter, Atkins & Russell, PLC a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that:

                (1) they are independent public accountants with respect to Commercial Telecom Systems, Inc., and its Subsidiaries within the meaning of the Act and the Rules and Regulations;

                (2) it is their opinion that the consolidated balance sheet included in the Registration Statement and covered by their opinion therein complies as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                (3) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that, at a specified date not more than three days prior to the date of this Agreement, (A) the unaudited consolidated balance sheet of Commercial Telecom Systems, Inc. included in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or (B) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of Commercial Telecom Systems, Inc. or any increase in the combined long term debt of Commercial Telecom Systems, Inc. or any decrease in combined net current assets or net assets as compared with the amounts shown in the December 31, 1998 balance sheet included in the Registration Statement or, during the period from December 31, 1998 to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in combined revenues, net income or net income per share of Commercial Telecom Systems, Inc., except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur;

                (4) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (3) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of Commercial Telecom Systems, Inc. identified in such letter; and

                (5) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-B and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 402 of Regulation S-B.

            (j) At the Closing Date, the Underwriters shall have received from Hunter, Atkins & Russell, PLC a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three days prior to the Closing Date and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (4) of subsection (e) of this Section 6 with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (4).

            (k) At the Closing Date, the Common Stock shall have been approved for listing on the American Stock Exchange.

            (l) In the event that the Underwriters exercise their option provided in Section 7 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date and, at the Option Closing Date, the Underwriters shall have received:

                (1) A certificate, dated the Option Closing Date, of the President or a Vice President of the Company and of the Chief Financial or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(c) hereof remains true and correct as of the Option Closing Date (except that all references in such Section to "Closing Date" shall be deemed to refer to the "Option Closing Date").

                (2) The opinions of McAfee & Taft, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Option Shares and otherwise to the same effect as the opinion required by

         Section 5(b)(1) hereof (except that all references in such Section to "Closing Date" shall be deemed to refer to the "Option Closing Date").

                (3) The opinion of Robertson & Williams, Inc., counsel for the Underwriters, dated the Option Closing Date, relating to the Option Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof (except that all references in such Section to "Closing Date" shall be deemed to refer to the "Option Closing Date").

                (4) A letter from Deloitte & Touche LLP in form and substance satisfactory to the Underwriters and dated the Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 6(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(l)(4) shall be a date not more than three days prior to the Option Closing Date.

                (5) A letter from Saxon & Knoll, P.C. in form and substance satisfactory to the Underwriters and dated the Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(l)(5) shall be a date not more than three days prior to the Option Closing Date.

                (6) A letter from Hunter, Atkins & Russell, PLC in form and substance satisfactory to the Underwriters and dated the Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(l)(6) shall be a date not more than three days prior to the Option Closing Date.

            (m) The Company and the Underwriters shall have entered into the Warrant Agreement and the Company shall have sold to the Underwriters the Underwriters' Warrants, which shall be in the form attached as an exhibit to the Warrant Agreement.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Capital West, as representative of the Underwriters, by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 4(i) and 8 shall survive any such termination and remain in full force and effect.

         7. OPTION SHARES.

            (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a non-transferable option to purchase up to an aggregate 240,000 Option Shares at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by Capital West on behalf of the several Underwriters on one occasion in whole or in part during the period of 45 business days from and after the date on which the Firm Shares are initially offered to the public, by giving notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Underwriters in such manner as to avoid fractional shares.

            Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same day funds, payable to the order of the Company. Such delivery and payment shall take place at the offices of Capital West Securities, Inc., 211 N. Robinson, Suite 200, Oklahoma City, Oklahoma 73102 or at such other place as may be agreed upon between the Underwriters and the Company on the Closing Date, if written notice of the exercise of such option is received by the Company not later than three full business days prior to the Closing Date.

            The certificates for the Options Shares so to be delivered will be made available to you at such office or other location including, without limitation, in Oklahoma City, as you may reasonably request for checking at least two full business days prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least three full days prior to such date of payment and delivery. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at Depository Trust Company by the Underwriters.

            It is understood that Capital West, individually, and not as the representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by Capital West shall not relieve any Underwriter of any of its or their obligations hereunder.

            (b) Upon exercise of any option provided for in Section 7(a) hereof the obligations of the Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment for such Option Shares) to the accuracy of and compliance with the representations and warranties of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriters' counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants of the Company or the compliance with any of the conditions herein contained.

         8. INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, as incurred, to which such Underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof, or (iii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, documents or information being hereinafter called a "Blue Sky Application"), or
(iv) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with Section 4(c) hereof.

            (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, as incurred, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained
(A) in the Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (B) in any Blue Sky Application, or
(ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of such Underwriter specifically for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with investigation or defending against any such loss, claim, damage, liability or action.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party, representing all the indemnified parties under Section 8(a) and 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld.

            (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 for which it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion; provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation. This subsection
(d) shall not be operative as to any Underwriter to the extent that the Company has received indemnity under this Section 8.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

            (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including without limitation the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that Federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

         9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company contained in this Agreement (including, without limitation, the agreements of the Company set forth in Sections 4(i)-(p)), or contained in certificates of officers of the Company submitted pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or any of its officers, controlling persons or directors and shall survive delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

         10. SUBSTITUTION OF UNDERWRITER. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

         If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours to allow the several Underwriters the privilege of substituting within twenty-four hours (including non-business hours) another underwriter or underwriters (which may include any non-defaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substitute underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

         In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section, neither the Company shall be liable to any Underwriter (except as provided in Sections 5 and 8 hereof )nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

         The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section.

         11. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

            (a) This Agreement shall become effective at the later of (i) execution of this Agreement, or (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

            (b) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date (i) if the Company shall have failed, refused or been unable, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled including, without limitation, any change in the financial condition, earnings, operations, business, management, technical staff, or business prospects of the Company from that set forth in the Registration Statement or Prospectus which, in your sole judgment, is material and adverse, or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange or the Nasdaq Stock Market, by the New York Stock Exchange, the Nasdaq Stock Market or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by Federal, New York or Oklahoma authorities, or (iii) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially and adversely with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, there shall have been an outbreak or escalation of hostilities or other international or domestic calamity, crises or material adverse change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it in your reasonable judgment, inadvisable to proceed with the marketing of the Shares. In the event of termination pursuant to this Section 11(b), the Company shall remain obligated to pay costs and expenses pursuant to Section 4(j), 5 and 8 hereof.

            If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone or telecopy, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone or telecopy, in each case, confirmed by letter.

         12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters in care of Capital West Securities, Inc., 211 N. Robinson, Suite 200, One Leadership Square, Oklahoma City, Oklahoma 73102, attention of Robert O. MacDonald; notices to the Company shall be directed to it at 4200 Perimeter Center, Suite 100, Oklahoma City, Oklahoma 73112, attention of Joseph O. Evans.

         13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors, and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors, and assigns and the controlling persons and officers and directors referred to in Section 8 hereof any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of the Shares from any Underwriter shall be construed to be a successor by reason merely of such purchase.

         14. GOVERNING LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to agreements made and to be performed in said State. Specified times of day refer to Central time.

         15. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.

                                 * * * * * * *

         If the foregoing correctly sets forth your understanding of our agreement, please sign in the space provided below for that purpose, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                       LORECOM TECHNOLOGIES, INC.


                                       By:
                                           -------------------------------------



CONFIRMED AND ACCEPTED, as of the date first above written:

                                       CAPITAL WEST SECURITIES, INC.


                                       By:
                                           -------------------------------------

                                   SCHEDULE A


         UNDERWRITER                                   SHARES PURCHASED
         -----------                                   ----------------

Capital West Securities, Inc.

         Total                                            1,600,000